                                                                      EXHIBIT 11


                                  AMSURG CORP.
                               EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

The following is a reconciliation of the numerator and denominators of basic and diluted earnings per share (in thousands, except per share amounts):

                                                                                PER
                                                   EARNINGS       SHARES       SHARE
                                                  (NUMERATOR)  (DENOMINATOR)   AMOUNT
                                                  -----------  -------------   ------
For the three months ended September 30, 2003:
    Basic earnings per share:
         Net earnings                               $ 7,531       19,918      $0.38
    Effect of dilutive securities options                --          382
                                                    -------       ------
    Diluted earnings per share:
         Net earnings                               $ 7,531       20,300      $0.37
                                                    =======       ======
For the three months ended September 30, 2002:
    Basic earnings per share:
         Net earnings                               $ 6,221       20,498      $0.30
    Effect of dilutive securities options                --          330
                                                    -------       ------
    Diluted earnings per share:
         Net earnings                               $ 6,221       20,828      $0.30
                                                    =======       ======
For the nine months ended September 30, 2003:
    Basic earnings per share:
         Net earnings                               $21,871       20,107      $1.09
    Effect of dilutive securities options                --          305
                                                    -------       ------
    Diluted earnings per share:
         Net earnings                               $21,871       20,412      $1.07
                                                    =======       ======
For the nine months ended September 30, 2002:
    Basic earnings per share:
         Net earnings                               $17,481       20,338      $0.86
    Effect of dilutive securities options                --          361
                                                    -------       ------
    Diluted earnings per share:
         Net earnings                               $17,481       20,699      $0.84
                                                    =======       ======